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                                                                    Exhibit 11


                        REGENERON PHARMACEUTICALS, INC.
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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

                                                                     Three Months                     Nine Months
                                                                  ended September 30,              ended September 30,
                                                              ----------------------------    ----------------------------
                                                                  1997            1996            1997            1996
                                                              ------------    ------------    ------------    ------------

Primary:

Net loss                                                       ($1,907,118)    ($8,888,713)   ($12,105,644)   ($24,280,844)
                                                              ============    ============    ============    ============
Per share data
        Weighted average number of Class A and
                Common shares outstanding during the period     30,894,514      25,605,159      27,962,070      24,066,180
                                                              ============    ============    ============    ============
                Net loss per share                                  ($0.06)         ($0.35)         ($0.43)         ($1.01)
                                                              ============    ============    ============    ============
Fully diluted:

Net loss                                                       ($1,907,118)    ($8,888,713)   ($12,105,644)   ($24,280,844)
                                                              ============    ============    ============    ============
Per share data
        Weighted average number of Class A and
                Common shares outstanding during the period     30,894,514      25,605,159      27,962,070      24,066,180

        Shares issuable upon exercise of options
                and warrants                                     4,186,401       3,007,223       3,106,160       3,058,586

        Shares assumed to be repurchased under
                the treasury stock method                       (2,776,389)     (1,100,029)     (1,807,363)     (1,100,677)
                                                              ------------    ------------    ------------    ------------
                                                                32,304,526      27,512,353      29,260,867      26,024,089
                                                              ============    ============    ============    ============
                Net loss per share                                  ($0.06)         ($0.32)         ($0.41)         ($0.93)
                                                              ============    ============    ============    ============
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